                                                                    EXHIBIT 10.1

                     SEVERANCE AND NON-COMPETITION AGREEMENT

         This Severance and Non-Competition Agreement, dated as of September 21, 2000, is entered into between Noven Pharmaceuticals, Inc., a Delaware corporation (the "COMPANY"), and Steven Sablotsky (the "EXECUTIVE").

                                    RECITALS

         A. The Executive is currently employed as the Chairman of the Board of the Company.

         B. The Executive and the Board of Directors have mutually agreed that it would be in the best interests of the Executive and the Company for the Executive to cease his day-to-day management activities.

         C. The Compensation and Stock Option Committee of the Board of Directors has agreed to provide the Executive with certain severance and other benefits, subject to the terms and conditions of this Agreement.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the foregoing and the mutual promises contained below, the parties agree as set forth below.

         1. TERMINATION OF EMPLOYMENT. The Executive's employment with the Company will be terminated effective as of June 1, 2001 (the "Employment Termination Date"). The Company agrees to pay the Executive his current salary through the Employment Termination Date, together with any bonus and other benefits to which he would otherwise be entitled as an officer of the Company, including at least the benefits the Executive is receiving as of the date of this Agreement; provided that the Executive shall not receive any salary increase or stock options, except as otherwise provided herein, between the date of this Agreement and the Employment Termination Date and shall not receive any bonus for the Company's 2001 fiscal year. Without limiting the generality of the foregoing, the Executive shall be entitled to receive a bonus for his performance in the Company's 2000 fiscal year in accordance with the Company's 2000 Management Incentive Plan. Such bonus shall be paid at the earlier of the time other officers receive their 2000 bonuses or March 31, 2001.

         2. ACCRUED VACATION. The Company agrees to pay the Executive all of the Executive's accrued but unused vacation time which the Executive earns through the Employment Termination Date. The Executive will not continue to earn vacation or other paid time off after the Employment Termination Date.

         3. FULL PAYMENT. The Executive agrees that all payments provided to the Executive under paragraphs 1 and 2 of this Agreement are in complete satisfaction of any and all compensation due to the Executive from the Company through the Employment Termination Date. The Executive agrees to reimburse the Company for all personal expenses due and owing to the Company as of the Employment Termination Date.

         4. EMPLOYEE BENEFIT PROGRAMS. The Executive's participation in all employee benefit programs (health, dental, life and disability) of the Company shall continue through the Employment Termination Date, at which date the Executive's participation in such programs shall cease in accordance with the terms of those programs. The Executive will have the option to elect to continue the Executive's health care coverage under COBRA for a period beginning with the Employment Termination Date and ending 18 months after such date, provided the Executive pays the full monthly premium cost of the Executive's coverage under the applicable health care plans. Detailed information will be provided to the Executive under separate cover.

         5. STOCK OPTIONS. The Company and the Executive hereby ratify and confirm the option grants previously made to the Executive, as set forth on Exhibit A attached hereto and made a part hereof, and the agreements evidencing such option grants (the "Option Agreements"). Notwithstanding anything contained in this Agreement (except as otherwise provided in paragraph 15 below), the Option Agreements or the Company's stock option plans applicable to the Option Agreements, subsequent to the Employment Termination Date, and provided the Executive remains as a member of the Board of Directors of the Company, the Option Agreements shall remain in full force and effect, with the options vesting in accordance with the vesting schedule of each Option Agreement, and exercisable through the expiration dates set forth therein; provided, however, if the Executive is terminated by the Company for Cause pursuant to paragraph 16 below, such termination shall be deemed to be a termination of employment with the Company, with the Option Agreements thereby terminating in accordance with their terms. For as long as the Executive serves as a director of the Company, he shall receive stock options commensurate with the stock options granted to other outside directors under the terms of the Company's applicable stock option plan.

         6. TAXES. All payments by the Company under this Agreement will be reduced by all taxes and other amounts that the Company is required to withhold under applicable law and all other deductions authorized by the Executive.

         7. ADDITIONAL COMPENSATION. In consideration for the Executive's noncompetition agreement pursuant to paragraph 10 hereof and for his other obligations hereunder, the Company agrees to pay the Executive the amount of $1,200,000, payable in a lump sum on the Employment Termination Date.

         8. COMPANY PROPERTY. On the Employment Termination Date, the Executive shall return to the Company any and all documents, materials and information related to the Company, or its subsidiaries, affiliates or businesses, and all other property of the Company, including, without limitation, credit cards, phone and other charge cards, car phones, fax machines and other equipment, files and personal computers in the Executive's possession or control, provided, however, the Executive may purchase the Company's car phones, fax machines and computers in his possession for a purchase price equal to their fair market value. Further, the Executive agrees that on and after the Employment Termination Date he will not for any purpose attempt to access or use any Company computer or computer network or system, including without limitation its electronic mail system.

         9. RELEASE. In exchange for the consideration described in paragraphs 1, 2, 5 and 7 hereof, the Executive hereby releases and discharges the Company and its current, former or future officers, directors, employees, agents, representatives and legal predecessors and successors from all claims, liabilities and causes of action, whether known or unknown, up to and including the date of this Agreement, which the Executive has, may have, or claim to have against any of them, including without limitation those based upon or arising out of the Executive's employment with the Company, the termination of the Executive's employment and other relationships with the Company and any of the Company's policies, procedures or requirements. The Executive hereby agrees not to file any lawsuit to assert such claims, which include, but are not limited to, any claims for breach of contract, wrongful termination or age, sex, race, disability or other discrimination under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act of 1990, Florida's Civil Rights Act or other federal, state or local laws prohibiting such discrimination or under any other federal, state or local employment laws. Notwithstanding the foregoing, the Executive does not waive any right to indemnification from the Company under law, the Company's Certificate of Incorporation, By-laws or the Indemnity Agreement, dated as of December 1, 1999, between the Executive and the Company (the "Indemnification Agreement").

THE EXECUTIVE UNDERSTANDS AND ACKNOWLEDGES THAT HE HAS BEEN ADVISED TO SEEK THE ADVICE OF AN ATTORNEY, IF HE SO CHOOSES, PRIOR TO SIGNING THIS RELEASE AND THAT TO THE EXTENT DESCRIBED HEREIN HE IS GIVING UP CERTAIN LEGAL CLAIMS HE HAS AGAINST THE COMPANY AND ITS CURRENT, FORMER OR FUTURE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES, LEGAL PREDECESSORS AND SUCCESSORS BY SIGNING THIS RELEASE. THE EXECUTIVE FURTHER UNDERSTANDS THAT HE MAY HAVE 21 DAYS TO CONSIDER THIS AGREEMENT, THAT HE MAY REVOKE IT AT ANY TIME DURING THE SEVEN DAYS AFTER HE SIGNS IT, AND THAT IT WILL NOT BECOME EFFECTIVE UNTIL THE 7-DAY REVOCATION PERIOD HAS PASSED. THE EXECUTIVE FULLY UNDERSTANDS HIS RIGHTS TO TAKE 21 DAYS TO CONSIDER SIGNING THIS RELEASE AND, AFTER HAVING SUFFICIENT TIME TO CONSIDER HIS OPTIONS, HE HEREBY WAIVES HIS RIGHT TO TAKE THE FULL 21-DAY PERIOD. THE EXECUTIVE ACKNOWLEDGES THAT HE IS SIGNING THIS RELEASE KNOWINGLY, WILLINGLY AND VOLUNTARILY IN EXCHANGE FOR THE CONSIDERATION DESCRIBED IN PARAGRAPHS 1, 2, 5 AND 7 HEREIN.

         10. NON-COMPETE. While employed by the Company and for a period of thirty-six (36) months after the Employment Termination Date (the "Non-Compete Period"), the Executive shall not, directly or indirectly, whether as principal, agent, shareholder (except as set forth below) or in any other capacity, whether or not compensation is received, engage or participate in any activity for, be employed by, assist or have an equity interest in (other than as a passive investor of no more than ten percent (10%) with no involvement in the management or conduct of the affairs of business of such entity) any business or other entity which is or plans to develop, manufacture, market or sell any transdermal or transmucosal pharmaceutical product or any other pharmaceutical product that is designed to compete with any product that is manufactured, marketed or sold by the Company, its subsidiaries or Affiliates (as defined herein) or that is in Active Development (as defined herein) by, the Company, its subsidiaries or Affiliates, all as of the Employment Termination Date. A product shall be deemed to be in "Active Development" by the Company if it is a Tier I, Tier II or Tier III product, as such terms are currently defined by the Company, as of the Employment Termination Date, unless the Company no longer designates such product as a Tier I, Tier II or Tier III product after the Employment Termination Date. The Executive agrees to notify the Company in writing prior to becoming involved in any manner that may be deemed to be a breach of the covenant contained herein and to provide a description to the Company of the business conducted or proposed to be conducted by such business or entity. The Company's failure to respond to the Executive within 15 days after receiving any such notice shall be deemed to constitute the Company's consent to the Executive's involvement in such business or entity. The Executive acknowledges that the provisions of this Section 10 are reasonably necessary for the purposes of protecting the Company's legitimate business interests and goodwill. It is accordingly the intention of the parties that this Section 10 be enforceable to the fullest extent permissible under applicable law. The Executive agrees, however, that in the event any restriction or limitation of this Section 10, or any portion thereof, shall be declared or held to be invalid or unenforceable by a court of competent jurisdiction, then such restriction or limitation shall be deemed amended to substitute or modify it, as either or both may be necessary, to render it valid and enforceable. For purposes of this Agreement, "Affiliate" means any person which controls, is controlled by or is under common control with the Company. The term "control" means the ownership, directly or indirectly, or the power to direct the voting or disposition, of 50 percent or more of the voting stock or equity interests of the subject entity or person. Vivelle Ventures LLC shall be deemed to be an Affiliate of the Company.

         11. NON-SOLICITATION. During the Non-Compete Period, the Executive shall not, without the written consent of the Company, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of six months, or attempt to induce any customer or supplier of the Company or any of its subsidiaries or affiliates to terminate its relationship with such entity.

         12. RESIGNATION. The Executive hereby resigns effective as of June 1, 2001 the Executive's position as an officer of the Company.

         13. NON-DISPARAGEMENT. Each of the Executive and the Company agree that he or it, as the case may be, will not criticize, disparage or defame the other party or any of the people or organizations connected with him or it, which would thereby cause material harm to the interests or reputation of the other party and any of the organizations or people connected with them. Nothing in this provision will prevent a party from (i) complying with compulsory legal process or otherwise making disclosures in connection with litigation or administrative proceedings, (ii) making such disclosures as are necessary to obtain legal advice, (iii) making disclosures as are required by federal, state or local regulatory authorities, (iv) making disclosures which by law are required or cannot be prohibited, and (v) making disclosures in a capacity as a member of the Board of Directors of the Company. For purposes of this provision, the obligations of the Company shall only extend to the directors and officers of the Company.

         14. COOPERATION. The Executive agrees to reasonably cooperate with the Company, at times and places that are mutually convenient, with respect to all matters arising during or related to the Executive's employment, including but not limited to cooperation in connection with any governmental investigation, litigation or regulatory or other proceeding which may have arisen or which may arise following the signing of this Agreement. The Company shall pay for all of the Executive's reasonable, documented expenses incurred as a result of complying with this provision.

         15. NOMINATION AS DIRECTOR. The Company shall cause the nomination of the Executive as a director of the Company at each of the Company's 2001 and 2002 annual meetings of shareholders. In the event that the Company does not cause the nomination of the Executive as a director at either of such annual meetings, then as of the termination date of the Executive's service on the Board of Directors, all of the Executive's unvested stock options shall vest, and, notwithstanding the terms of the Option Agreements or the Stock Option Plans, all of the Executive's outstanding stock options shall continue to be exercisable through the expiration dates as set forth on Exhibit A.

         16. TERMINATION FOR CAUSE. Notwithstanding anything contained to the contrary in this Agreement, the Executive may be terminated by the Company for Cause prior to the Employment Termination Date. As used in this Agreement, "Cause" shall only mean (i) any material act or acts of personal dishonesty taken by the Executive which is at the expense of the Company and reasonably likely to bring significant disrepute to the Company, (ii) subject to the following sentences, any violation by the Executive of the Executive's material obligations under this Agreement which is demonstrably willful and deliberate on the Executive's part and which is not remedied within ten business days after receipt of written notice from the Company, (iii) the conviction of the Executive for any criminal act which is a felony or a misdemeanor involving moral turpitude, or (iv) a material breach of the Confidentiality and Invention Agreement, dated as of January 27, 1987, between the Company and the Executive (the "Confidentiality Agreement"). Upon any determination by the Company's Board of Directors that Cause exists under clause (i), (ii) or (iii), the Company shall cause a special meeting of the Board to be called and held at a time mutually convenient to the Board and Executive, but in no event later than ten
(10) business days after Executive's receipt of the notice as set forth below. Executive shall have the right to appear before such special meeting of the Board with legal counsel of his choosing to refute any determination of Cause specified in such notice, and any termination of Executive's employment by reason of such Cause determination shall not be effective until Executive is afforded such opportunity to appear and, if capable of being cured, cured within a reasonable time. Any termination for Cause shall be made in writing to Executive, which notice shall set forth in detail all acts or omissions upon which the Company is relying for such termination. Upon any termination pursuant to this Section 16, the Executive shall be entitled to be paid his base salary to the date of termination and the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination).

         17. ENTIRE AGREEMENT. Except as otherwise set forth below, this Agreement contains the entire agreement between the Executive and the Company and replaces all prior and contemporaneous agreements, communications and understandings, whether written or oral, with respect to the Executive's resignation, employment and termination and all related matters; provided that in the event of a Change of Control of the Company (as defined in the Employment Agreement (Change in Control), dated as of December 1, 1999, between the Company and the Executive (the "Change in Control Agreement")) prior to the Employment Termination Date, the provisions of the Change in Control Agreement shall supersede the provisions of this Agreement and this Agreement shall be of no further force or effect; and provided further that the Indemnification Agreement, the Confidentiality and Invention Agreement, dated as of December 21, 1994 (the "Confidentiality Agreement"), and the Option Agreements shall continue in full force and effect. In the event of any conflict between this Agreement and the Confidentiality Agreement, the provisions of this Agreement shall prevail.

         18. GOVERNING LAW. This Agreement will be governed by and interpreted in accordance with the laws of the State of Florida without regard to choice of law provisions.

         19. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and replaced with a provision which is enforceable and comes closest to the intent of the parties underlying the unenforceable provision.

         20. RELIEF. In the event of a breach of the provisions of this Agreement by any party, in addition to any other rights that the other parties may have under law or in equity, each party shall have the right to specific performance and injunctive relief, it being acknowledged and agreed that money damages will not provide an adequate remedy. Without limiting the generality of the foregoing, in the event of a breach by the Executive of the provisions of
Section 10 or 11 hereof, the Executive shall reimburse the Company for the payment made to the Executive under Section 7. Upon any determination by the Company's Board of Directors that the Executive has breached the provisions of
Section 10 or 11, the Company shall provide written notice to the Executive, which notice shall set forth in detail all acts or omissions upon which the Company is claiming breach. The Executive shall then have fifteen (15) days in which to cure such breach, failing which the payment made to the Executive under
Section 7 shall be immediately due and payable by the Executive to the Company.

         21. SUCCESSORS AND ASSIGNS. No party hereto may assign any of its rights under this Agreement without the prior written consent of the other party. This Agreement is binding on each of the parties' permitted assigns, successors in interest, heirs, administrators and executors.

         22. NOTICES. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:         Steven Sablotsky
                                               c/o Noven Pharmaceuticals, Inc.
                                               11960 S.W. 144th Street
                                               Miami, Florida 33186

                  with a copy to:              Charles Modlin, Esq.
                                               Modlin Haftel & Nathan LLP
                                               777 Third Avenue
                                               13th Floor
                                               New York, NY 10017

                  If to the Company:           Noven Pharmaceuticals, Inc.
                                               11960 S.W. 144th Street
                                               Miami, Florida 33186
                                               Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         23. VOLUNTARY AGREEMENT. In signing this Agreement, the Executive gives the Company assurance that the Executive has signed it voluntarily and with a full understanding of its terms and that the Executive has had sufficient opportunity to consider this Agreement and to consult with anyone of the Executive's choosing before signing it. If the terms of this Agreement are acceptable to the Executive, please sign and return it to the undersigned. At the time the Executive signs and return this Agreement, it will take effect as a legally-binding agreement between the Executive and the Company on the basis set forth above.

Date Received by the Executive:  September 21, 2000

                                           NOVEN PHARMACEUTICALS, INC.

                                       By: /s/ ROBERT C. STRAUSS
                                           ------------------------------------
                                           ROBERT C. STRAUSS
                                           President and Chief Executive Officer

Accepted and Agreed:

By: /s/ STEVEN SABLOTSKY
   --------------------------
   STEVEN SABLOTSKY

                                    EXHIBIT A

The following table lists the stock options currently held by the Executive:

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
      DATE GRANTED              NUMBER OF               EXERCISE           VESTING SCHEDULE          EXPIRATION
                                 SHARES                  PRICE                                          DATE
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
       12-13-1995                11,342                 $ 11.55                   (1)                12-13-2000
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
       12-09-1996                60,000                 $ 15.82                   (1)                12-09-2001
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
       1-12-1999                 50,000                 $ 6.188                   (1)                01-12-2004
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
       12-1-1999                 62,500                 $ 14.23                   (1)                 12-1-2004
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

(1)      One third exercisable after year one.
         One third exercisable after year two.
         One third exercisable after year three.